SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of
                                      1934


                               Februrary 19, 1998
                                 Date of Report
                        (Date of earliest event reported)


                                   ATMI, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

                  02-22756                            06-1481060
           (Commission File Number)      (IRS Employer Identification No.)


                      7 Commerce Drive
                      Danbury, Connecticut                 06810
         (Address of principal executive offices)       (Zip Code)



                                 (203) 794-1100
              (Registrant's telephone number, including area code)




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Item 5.  Other Events.

On February 19, 1998,  ATMI, Inc (the  "Company")  announced that it had entered
into  a  definitive  merger  agreement  with  NOW   Technologies,   Inc.  ("NOW
Technologies") pursuant to which NOW Technologies would become a wholly-owned subsidiary of the Company. The closing of the merger agreement is subject to the approval of the shareholders of NOW Technologies and appropriate government agencies and to the satisfaction of other customary conditions. While the exact number of shares of Common Stock to be issued by the Company to the shareholders of NOW Technologies will not be determined until the third trading day prior to the closing, the number of shares to be issued will range from 1.20 million to
1.64 million  (excluding shares issuable upon exercise of outstanding  options).

The merger is intended to be treated as a tax-free reorganization and to be accounted for as a pooling of interests. NOW Technologies is a manufacturer and distributor of semiconductor materials packaging systems, particularly for advanced photoresist materials. For the twelve months ended December 31, 1997, NOW Technologies had total revenues of approximately $15.0 million.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 9, 1998       ATMI, INC.

                           /s/ Daniel P. Sharkey
                           Daniel P. Sharkey
                           Vice President, Chief Financial Officer and Treasurer